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                 Thomas Equipment, Inc. Announces Intent to File
          Court-Supervised Restructuring of Thomas Equipment 2004, Inc.


CENTREVILLE, New Brunswick--July 17, 2006 -- Thomas Equipment Inc. ("Thomas") (AMEX: THM) today announced that its wholly-owned subsidiary Thomas Equipment 2004, Inc. ("Thomas 2004") intends to initiate court-supervised restructurings and has laid off 141 employees.

The parent company, Thomas Equipment, Inc., and its other subsidiaries domiciled in other countries are not subject to the intended Canadian court-supervised restructuring nor does Thomas have any present intention to file any other similar proceedings for the parent company or any other subsidiary in the United States.

The restructuring is designed to provide Thomas Equipment with appropriate financial resources to address short-term needs and successfully execute on longer-term strategic opportunities. Thomas continues to evaluate all options with respect to its subsidiary companies.

Thomas 2004 intends to file a notice of intention to make a proposal pursuant to the Bankruptcy and Insolvency Act (Canada). Once filed, the obligations of Thomas 2004 to creditors are stayed for an initial period of 30 days and may be extended upon subsequent applications to the Court or by the filing of a proposal to creditors.

Thomas has engaged Carl Marks Advisory Group, LLC ("CMAG") to provide financial advisory services during the restructuring. Pursuant to the engagement, CMAG will work towards generating interest among prospective investors, acquirers or merger candidates and advise the company through all future negotiations and proposed transactions.


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About Thomas Equipment Inc.

Thomas Equipment, Inc. is an innovative and technologically advanced global manufacturer of a full line of skid steer and mini skid steer loaders as well as attachments, mobile screening plants and six models of mini excavators. Thomas distributes its products through a worldwide network of distributors and wholesalers.

Pneutech Inc. (www.pneutech.thomas-equipment.com), established in 1973, and its subsidiaries are engaged in the fluid power industry and specializes in the design engineering, manufacture and distribution of pneumatic and hydraulic systems and components for automation and motion control applications.

Pneutech has more than 10,000 active customers, primarily in the pulp and paper, aluminum plant, forestry equipment, automotive, oil and gas, heavy equipment, hydraulics, injection molding and power generation industries. The division maintains eight manufacturing and distribution facilities in Canada and has more than two hundred employees in engineering, manufacturing, distribution, sales, service, finance, administration and management.

Investor Information -- To request investor information or attend online corporate meetings, please visit our website at:
www.b2i.us/irpass.asp?BzID=1230&to=ea&s=0 and to obtain emails containing our press releases visit: www.stockaware.com/newsletter.htm

Safe Harbor Statement Under the Private Securities Litigation Act of 1995 -- With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of THM could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rate and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, and such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors see the risk factors associated with our Company, review our SEC filings.


Contact:

Investor Relations:
Stock Aware, LLC
Joel Arberman, Managing Member
800.910.9035 or 678.755.2113
www.stockaware.com